Exhibit 4.7(f)

DEUTSCHE BANK AKTIENGESELLSCHAFT,

Issuer

AND

WILMINGTON TRUST, NATIONAL ASSOCIATION,

Trustee

AND

DEUTSCHE BANK TRUST COMPANY AMERICAS,

Paying Agent, Transfer Agent and Registrar and Authenticating Agent

[Form of] Fifth Supplemental Subordinated Indenture

Dated as of June        , 2020

to the Subordinated Indenture

Dated as of May 21, 2013

i

THIS FIFTH SUPPLEMENTAL SUBORDINATED INDENTURE, dated as of        , 2020 among DEUTSCHE BANK AKTIENGESELLSCHAFT (the “Issuer”), WILMINGTON TRUST, NATIONAL ASSOCIATION, as trustee (the “Trustee”), and DEUTSCHE BANK TRUST COMPANY AMERICAS (“DBTCA”), as Paying Agent, Transfer Agent and Registrar and Authenticating Agent.

W I T N E S S E T H :

WHEREAS, the Issuer and the Trustee are parties to that certain subordinated indenture, dated as of May 21, 2013, among the Issuer, the Trustee and DBTCA (the “Indenture”);

WHEREAS, the Issuer and the Trustee are parties to that certain third supplemental subordinated indenture, dated as of December 1, 2017, among the Issuer, the Trustee and DBTCA (the “Third Supplemental Subordinated Indenture”), adding certain provisions to, and modifying certain provisions of, the Base Indenture (references to the “Indenture” herein shall mean the Base Indenture as amended by such Third Supplemental Subordinated Indenture);

WHEREAS, Section 8.01(c) of the Indenture provides that, without the consent of the Holders of any Securities, the Issuer and the Trustee may enter into indentures supplemental to the Indenture for the purpose of, among other things, making any provisions as the Issuer may deem necessary or desirable; provided that no such action shall adversely affect the interests of the Holders of the Securities or Coupons;

WHEREAS, there are no Securities Outstanding of any series created prior to the execution of this Fifth Supplemental Subordinated Indenture which are entitled to the benefit of the provisions set forth herein or would be adversely affected by such provisions;

WHEREAS, the Issuer and the Trustee desire to amend the Indenture in respect of certain Securities to be issued under the Indenture on or after the date of this Fifth Supplemental Subordinated Indenture to modify certain provisions of the Indenture to provide that such Securities shall be subject to those provisions in their amended form;

WHEREAS, the entry into this Fifth Supplemental Subordinated Indenture by the parties hereto is in all respects authorized by the provisions of the Indenture; and

WHEREAS, all things necessary to make this Fifth Supplemental Subordinated Indenture a valid indenture and agreement according to its terms have been done;

NOW, THEREFORE:

In consideration of the premises, the Issuer and the Trustee mutually covenant and agree for the equal and proportionate benefit of the respective Holders from time to time of the Securities as follows:

ARTICLE 1

MODIFICATIONS TO THE PROVISIONS OF THE INDENTURE

Section 1.01 Amount Unlimited; Issuable in Series. With respect to the Securities to be issued under the Indenture on or after the date of this Fifth Supplemental Subordinated Indenture, unless any such Security is a further issuance of Securities with the same terms as Securities originally issued prior to the date of this Fifth Supplemental Subordinated Indenture, the second paragraph of Section 2.03 of the Indenture, which reads as follows, shall be deleted in its entirety:

“The Securities constitute unsecured obligations of the Issuer and are subordinated to (i) the claims of creditors of the Issuer that are not subordinated pursuant to applicable law, including claims against the Issuer under non-preferred senior unsecured debt instruments within the meaning of Section 46f(6) sentence 1 of the German Banking Act (Kreditwesengesetz) or any successor provision and (ii) other obligations of the Issuer which are mandatorily preferred by law (such claims and obligations in (i) and (ii), the “Priority Claims”). The Securities may be issued in one or more series and each such series shall rank equally and pari passu with all other unsecured and subordinated debt (it being understood that no Priority Claims constitute subordinated obligations) of the Issuer, except as otherwise provided by applicable law or the terms of any other indebtedness, and in particular, if such debt is expressed to rank junior to the Securities, then the Securities shall rank senior to such junior debt, but junior to the Priority Claims. For the avoidance of doubt, Senior Indebtedness shall constitute Priority Claims; the Securities are subordinated to, and shall rank junior to, Senior Indebtedness. There shall be established in one or more Board Resolutions, in one or more Officers’ Certificates detailing such establishment or in one or more indentures supplemental hereto, prior to the initial issuance of Securities of any series:”

and shall be replaced with the following:

“The Securities constitute unsecured and subordinated obligations of the Issuer, ranking pari passu among themselves and, subject to applicable law from time to time, pari passu with all other equally subordinated obligations of the Issuer under other instruments issued as, and qualifying from time to time as, Tier 2 capital within the meaning of Article 63 of the CRR. In the event Resolution Measures are imposed on the Issuer or in the event of the dissolution, liquidation, insolvency

(Insolvenzverfahren), composition or other proceedings for the avoidance of insolvency of, or against, the Issuer, the obligations under the Securities shall be fully subordinated to all obligations which do not qualify as own funds within the meaning of the CRR; in any such event, no amounts shall be payable in respect of the Securities until all senior ranking obligations in accordance with this provision have been satisfied in full. Obligations which rank senior to the obligations under the Securities include (i) all claims of unsubordinated creditors of the Issuer (including claims against the Issuer under its unsecured and unsubordinated non-preferred debt instruments within the meaning of Section 46f(6) sentence 1 of the German Banking Act (Kreditwesengesetz) (including obligations of the Issuer under any such debt instruments that were issued by the Issuer before July 21, 2018 and that are subject to Section 46f(9) sentence 2 of the German Banking Act) (or any successor provision thereof)), (ii) the claims specified in Section 39(1) nos. 1 to 5 of the German Insolvency Code (Insolvenzordnung) (or any successor provision thereof) and (iii) contractually subordinated obligations of the Issuer within the meaning of Section 39(2) of the German Insolvency Code (or any successor provision thereof) which do not qualify as own funds (within the meaning of the CRR) at the time Resolution Measures are imposed on the Issuer or in the event of a dissolution, liquidation, insolvency, composition or other proceedings for the avoidance of insolvency of, or against, the Issuer (any such senior-ranking claims and obligations, the “Priority Claims”).

The Securities may be issued in one or more series and each such series shall rank equally and pari passu with all other unsecured and equally subordinated debt (it being understood that no Priority Claims constitute such equally subordinated obligations) of the Issuer, except as otherwise provided by applicable law or the terms of any other indebtedness, and in particular, if such debt is expressed to rank junior to the Securities, then the Securities shall rank senior to such junior debt, but junior to the Priority Claims, except as otherwise provided by applicable law. For the avoidance of doubt, Senior Indebtedness shall constitute Priority Claims; the Securities are subordinated to, and shall rank junior to, Senior Indebtedness. There shall be established in one or more Board Resolutions, in one or more Officers’ Certificates detailing such establishment or in one or more indentures supplemental hereto, prior to the initial issuance of Securities of any series:”.

Section 1.02 Securities Subordinated to Senior Indebtedness. With respect to the Securities to be issued under the Indenture on or after the date of this Fifth Supplemental Subordinated Indenture, unless any such Security is a further issuance of Securities with the same terms as Securities originally issued prior to the date of this Fifth Supplemental Subordinated Indenture, Section 13.01 of the Indenture, which reads as follows, shall be deleted in its entirety:

“The Securities (including any Coupons relating thereto) constitute the direct and unconditional obligations of the Issuer and are subordinated to the Priority Claims. The obligations of the Issuer under the Securities shall rank without preference or priority among themselves. The obligations of the Issuer under the terms of the Securities, whether on account of principal, interest or otherwise, are subordinated to the Priority Claims of the Issuer and will rank junior to the claims of the holders of all Priority Claims of the Issuer in the event of any Resolution Measure imposed on the Issuer or in the event of bankruptcy or insolvency (Insolvenzverfahren), suspension of payments, dissolution, liquidation (Liquidation) or winding up of the Issuer, but will rank at least pari passu with the claims of the holders of all other subordinated indebtedness (it being understood that no Priority Claims constitute subordinated obligations) of the Issuer, except as otherwise provided by applicable law or the terms of any such other indebtedness, and in particular, they shall rank in priority to the claims of the holders of any subordinated indebtedness of the Issuer that by its express terms is stated to rank junior to the Securities. In the event of any Resolution Measure imposed on the Issuer or in the event of bankruptcy or insolvency, suspension of payments, dissolution, liquidation or winding up of the Issuer, no amounts will be payable under the Securities until the claims of all creditors of Priority Claims have been satisfied in full. As used in this Section 5.01, Resolution Measure shall have the meaning set forth in the Third Supplemental Subordinated Indenture dated December 1, 2017.

For the avoidance of doubt, Senior Indebtedness shall constitute Priority Claims. The Securities are subordinated to, and shall rank junior to, Senior Indebtedness. In the event of any Resolution Measure imposed on the Issuer or in the event of bankruptcy or insolvency, suspension of payments, dissolution, liquidation or winding up of the Issuer, no amounts will be payable under the Securities until the claims of all creditors of Senior Indebtedness have been satisfied in full.”

and shall be replaced with the following:

“The Securities (including any Coupons relating thereto) constitute the direct and unconditional obligations of the Issuer and are subordinated to the Priority Claims. The obligations of the Issuer under the Securities shall rank without preference or priority among themselves. The obligations of the Issuer under the terms of the Securities, whether on account of principal, interest or otherwise, are subordinated to the Priority Claims of the Issuer and will rank junior to the claims of the holders of all Priority Claims of the Issuer in the event any Resolution

Measures are imposed on the Issuer or in the event of bankruptcy or insolvency (Insolvenzverfahren), suspension of payments, dissolution, liquidation (Liquidation) or winding up of the Issuer, but will rank at least pari passu with the claims of the holders of all other subordinated indebtedness that from time to time constitutes own funds within the meaning of the CRR (it being understood that no Priority Claims constitute such subordinated obligations) of the Issuer, except as otherwise provided by applicable law or the terms of any such other indebtedness, and in particular, they shall rank in priority to the claims of the holders of any subordinated indebtedness of the Issuer that by its express terms is stated to rank junior to the Securities, except as otherwise provided by applicable law. In the event any Resolution Measures are imposed on the Issuer or in the event of bankruptcy or insolvency, suspension of payments, dissolution, liquidation or winding up of the Issuer, no amounts will be payable under the Securities until the claims of all creditors of Priority Claims have been satisfied in full. As used in this Section 13.01, Resolution Measure shall have the meaning set forth in the Third Supplemental Subordinated Indenture dated December 1, 2017.

For the avoidance of doubt, Senior Indebtedness shall constitute Priority Claims. The Securities are subordinated to, and shall rank junior to, Senior Indebtedness. In the event any Resolution Measures are imposed on the Issuer or in the event of bankruptcy or insolvency, suspension of payments, dissolution, liquidation or winding up of the Issuer, no amounts will be payable under the Securities until the claims of all creditors of Senior Indebtedness have been satisfied in full.”

Section 1.03 Special Provisions Relating to Regulatory Capital Treatment. With respect to the Securities to be issued under the Indenture on or after the date of this Fifth Supplemental Subordinated Indenture, unless any such Security is a further issuance of Securities with the same terms as Securities originally issued prior to the date of this Fifth Supplemental Subordinated Indenture, Section 13.02 of the Indenture, which reads as follows, shall be deleted in its entirety:

“If any series of Securities qualifies for regulatory banking capital purposes as (i) long term subordinated debt (längerfristige nachrangige Verbindlichkeiten) under Section 10(5a) of the German Banking Act (Kreditwesengesetz) (“Lower Tier 2 Capital”) and/or (ii), once CRD 4/CRR have taken effect in the Federal Republic of Germany, as Tier 2 capital under CRD 4/CRR (such Tier 2 capital together with Lower Tier 2 Capital, “Tier 2 Capital”), in each case, in compliance with all capital adequacy guidelines, Capital Regulations or other policies of the Relevant Regulator, the Issuer may elect to treat the proceeds of such series of Securities as Tier 2 Capital. Accordingly, in addition to the subordination of the obligations under the Securities provided for in Section 13.01, the following provisions shall apply to the Securities. Additional provisions, if and as required for any series of Securities to be treated as Tier 2 Capital, shall be set forth in an indenture or indentures supplemental hereto.

(a)	The claims under the Securities shall not be set off against any claims of the Issuer.

(b)

No collateral of whatever kind shall at any time be provided by the Issuer or any other person securing the rights of Holders under the Securities, and any collateral that, notwithstanding the aforementioned, may have been provided in the past or will be provided in the future by the Issuer or any third party shall not secure the claims under the Securities.

(c)

No subsequent agreement shall limit, or shall have the effect of limiting, the subordination of the Securities as provided for herein or amend the maturity date or redemption date of any of the Securities to an earlier date or shorten any applicable notice period.

(d)

Any redemption of any series of Securities prior to their stated maturity shall be subject to receipt by the Bank of the prior written approval of the Relevant Regulator, if then required under applicable law, capital adequacy guidelines, regulations or policies of the Relevant Regulator.”

and shall be replaced with the following:

“If any series of Securities qualifies for regulatory banking capital purposes as (i) long term subordinated debt (längerfristige nachrangige Verbindlichkeiten) under Section 10(5a) of the German Banking Act (Kreditwesengesetz) (“Lower Tier 2 Capital”) and/or (ii), once CRD 4/CRR have taken effect in the Federal Republic of Germany, as Tier 2 capital under CRD 4/CRR (such Tier 2 capital together with Lower Tier 2 Capital, “Tier 2 Capital”), in each case, in compliance with all capital adequacy guidelines, Capital Regulations or other policies of the Relevant Regulator, the Issuer may elect to treat the proceeds of such series of Securities as Tier 2 Capital. Accordingly, in addition to the subordination of the obligations under the Securities provided for in Section 13.01, the following provisions shall apply to the Securities. Additional provisions, if and as required for any series of Securities to be treated as Tier 2 Capital, shall be set forth in an indenture or indentures supplemental hereto.

(a)	The claims under the Securities shall not be set off against any claims of the Issuer.

(b)

No collateral or guarantee of whatever kind is, or shall at any time be provided by the Issuer or any other person securing the rights of Holders under the Securities, and any collateral or guarantee, as the case may be, that, notwithstanding the aforementioned, may have been provided in the past or will be provided in the future by the Issuer or any third party shall not secure the claims under the Securities.

(c)

No subsequent agreement shall limit, or shall have the effect of limiting, the subordination of the Securities as provided for herein or amend the maturity date or redemption date of any of the Securities to an earlier date or shorten any applicable notice period. If the Securities are redeemed or repurchased otherwise than in accordance with the terms of the Securities, then the amounts paid must be returned to the Issuer irrespective of any agreement to the contrary.

(d)

Any redemption of any series of Securities prior to their stated maturity shall be subject to receipt by the Bank of the prior written approval of the Relevant Regulator and any redemption shall not occur before five years after the date of issuance, except where the conditions set out in Article 78(4) of the CRR are met.”

Section 1.04 Counterparts. With respect to the Securities to be issued under the Indenture on or after the date of this Fifth Supplemental Subordinated Indenture, unless any such Security is a further issuance of Securities with the same terms as Securities originally issued prior to the date of this Fifth Supplemental Subordinated Indenture, Section 11.09 of the Indenture, which reads as follows, shall be deleted in its entirety:

“This Indenture may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.”

and shall be replaced with the following:

“The Indenture may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including .pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method, and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective as delivery of a manually executed counterpart of this Indenture. Each of the parties to this Indenture represents that it has undertaken commercially reasonable steps to verify the identity of each individual person executing any such counterparts via electronic signature on behalf of such party and has and will maintain sufficient records of the same. This Indenture shall become effective when each party shall have received a counterpart hereof signed by all of the other parties to this Indenture.

ARTICLE 2

MISCELLANEOUS PROVISIONS

Section 2.01 Further Assurances. The Issuer shall, upon request by the Trustee, execute and deliver such further instruments and do such further acts as may reasonably be necessary or proper to carry out more effectively the purposes of this Fifth Supplemental Subordinated Indenture.

Section 2.02 Other Terms of Indenture. Except insofar as herein otherwise expressly provided, all provisions, terms and conditions of the Indenture are in all respects ratified and confirmed and shall remain in full force and effect.

Section 2.03 Terms Defined. All terms defined elsewhere in the Indenture shall have the same meanings when used herein.

Section 2.04 Governing Law. This Fifth Supplemental Subordinated Indenture shall be deemed to be a contract under the laws of the State of New York, and for all purposes shall be construed in accordance with the laws of such State, except with respect to the subordination provisions hereof, which shall be governed by and construed in accordance with the laws of the Federal Republic of Germany, and except as may otherwise be required by mandatory provisions of law.

Section 2.05 Counterparts. This Fifth Supplemental Subordinated Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including .pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method, and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective as delivery of a manually executed counterpart of this Indenture. Each of the parties to this Fifth Supplemental Indenture represents that it has undertaken commercially reasonable steps to verify the identity of each individual person executing any such counterparts via electronic signature on behalf of such party and has and will maintain sufficient records of the same. This Indenture shall become effective when each party shall have received a counterpart hereof signed by all of the other parties to this Fifth Supplemental Indenture.

Section 2.06 Responsibility of the Trustee. The recitals contained herein shall be taken as the statements of the Issuer, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the validity or sufficiency of this Fifth Supplemental Subordinated Indenture or the Securities.

IN WITNESS WHEREOF, the parties hereto have caused this Fifth Supplemental Subordinated Indenture to be duly executed all as of the date first written above.

Very truly yours,

DEUTSCHE BANK AKTIENGESELLSCHAFT

By:
Name:
Title:

By:
Name:
Title:

WILMINGTON TRUST,
NATIONAL ASSOCIATION, as Trustee

By:
Name:
Title:

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Paying Agent, Transfer Agent and Registrar and Authenticating Agent

By:
Name:
Title:

By:
Name:
Title: